UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 26, 2019

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California	92610-2831
(Address of Principal Executive Office)	(Zip Code)

(949) 614-1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On November 26, 2019, Kaiser Aluminum Corporation (the “Company”) issued $500,000,000 aggregate principal amount of its 4.625% Senior Notes due 2028 (the “Notes”) pursuant to an indenture, dated November 26, 2019 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to non-U.S. persons outside the United States under Regulation S of the Securities Act.

The Notes mature on March 1, 2028. Interest accrues on the Notes at a rate of 4.625% per annum from November 26, 2019, and interest is payable semiannually on March 1 and September 1 of each year. The first interest payment date is March 1, 2020. The Company may redeem all or part of the Notes at any time on or after March 1, 2023 at established redemption prices. At any time prior to March 1, 2023, the Company may also redeem up to 40.0% of the Notes using the proceeds from certain equity offerings at a redemption price equal to 104.625% of the principal amount. At any time prior to March 1, 2023, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium. If the Company sells certain assets or experiences specific kinds of changes in control in connection with a ratings decline, the Company will be required to make an offer to purchase the Notes.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or certain holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, to be immediately due and payable.

The Company has various relationships with the initial purchasers. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers and/or their affiliates are lenders and/or agents under the Company’s existing revolving credit facility. These agents and lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services. The trustee of the Company’s existing 5.875% senior notes due 2024 and the Trustee is an affiliate of one of the initial purchasers and an affiliate of a lender and/or agent under the Company’s existing revolving credit facility.

The preceding description of the Indenture and the Notes is a summary and is qualified in its entirety by the Indenture and form of the Notes, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 26, 2019, the Company issued a press release announcing the closing of its private placement of $500.0 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Indenture, dated November 26, 2019, among Kaiser Aluminum Corporation, each of the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.625% Senior Note due 2028 (included in Exhibit 4.1).

99.1	Press release, dated November 26, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date: November 26, 2019	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel & Corporate Secretary